UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2005 (May 18, 2005)

ADE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or other jurisdiction

of incorporation)

Commission File No. 0-26714	04-2441829 (IRS Employer Identification No.)

80 Wilson Way, Westwood, Massachusetts (Address of Principal Executive Offices)	02090 (Zip Code)

Registrant’s telephone number, including area code: (781) 467-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2005, the Board of Directors of ADE Corporation, or ADE, on the recommendation of its independent Directors, approved a grant of options to acquire 10,000 shares of ADE’s common stock and annual cash compensation of $5,000 for each independent Director as compensation for services on the Board of Directors in fiscal 2005. In addition, the Board voted to change the compensation paid to independent Directors for future fiscal years, as follows:

•	Each independent Director shall receive annual cash compensation of $5,000 each year at each annual meeting of the Board of Directors following the Annual Meeting of Shareholders.
•

Each independent Director shall receive a grant of options to acquire 5,000 shares of ADE’s common stock each year at the Board of Directors meeting immediately following ADE’s Annual Meeting of Shareholders.

•	Each independent Director shall be reimbursed for expenses for meetings attended.

On May 18, 2005, the Compensation Committee of the Board of Directors of ADE approved incentive compensation awards to the following ADE executive officers: Chris Koliopoulos, President and Chief Executive Officer, will receive $270,000 for fiscal 2005; Brian C. James, Executive Vice President, Treasurer and Chief Financial Officer, will receive $180,000 for fiscal 2005; and David Basila, Vice President, will receive $150,000 for fiscal 2005.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Number	Description

10.1	Summary of Director compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADE CORPORATION By: /s/ Brian C. James Name: Brian C. James Title: Executive Vice President, Treasurer and Chief Financial Officer

Date: May 23, 2005